Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2010, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report of Ligand Pharmaceuticals Incorporated on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ligand Pharmaceuticals Incorporated on Forms S-8 (File No. 333-160132, effective June 22, 2009 and File No. 333-131029, effective June 18, 2007).

/s/ Grant Thornton LLP

San Diego, California

March 3, 2010